Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE: August 12, 2008
CRC Health Corporation Reports Operating Results
For the Second Quarter and Six Months Ended June 30, 2008

CUPERTINO, CA, August 12, 2008 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and youth services through its wholly owned consolidated subsidiaries, announced its results for the second quarter and six months ended June 30, 2008, reflecting contributions from acquisitions and continued organic growth.

The Company has three operating divisions:  recovery division, youth division, and healthy living division.  The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics.  The youth division provides educational programs for underachieving young people through residential schools and wilderness programs.  The healthy living division provides adolescent and adult weight management programs and treatment services for eating disorders.  For segment reporting purposes, the Company reports in two segments:  recovery and youth.  The healthy living division is combined with corporate/other as it does not meet the quantitative threshold for separate segment reporting.

Comparative financial results and selected statistics for the second quarter and six months ended June 30, 2007 have been presented to conform to the Company’s new organizational structure which became effective on October 1, 2007.

For the quarter ended June 30, 2008, consolidated, adjusted pro forma net revenue increased $2.0 million, or 1.6%, to $122.3 million from $120.3 million during the same period in 2007.  Second quarter 2008 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased by $3.0 million, or 10.7%, to $25.0 million compared to $28.0 million during the same period in 2007.  Additionally the quarter ended June 30, 2008 showed adjusted pro forma net revenue and adjusted pro forma EBITDA increases of $6.2 million, or 5.4%, and $4.6 million, or 22.2%, compared to the quarter ended March 31, 2008.

Consolidated, adjusted pro forma net revenue for the six months ended June 30, 2008 was $238.3 million which reflects a $4.5 million or 1.9% increase from the same period in 2007. For the six months ended June 30, 2008 adjusted pro forma EBITDA of $45.5 million reflects a decrease of $7.7 million, or 14.5%, from the same period of 2007.

Historical Financial Results

Second Quarter and Six Months Ended June 30, 2008 Consolidated Financial Results:

Recovery Division:

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

•
Net revenue increased $6.7 million, or 9.3%, to $78.8 million for the quarter from $72.1 million from the comparable prior-year quarter.  Same–facility net revenue increased $4.6 million, or 6.5%, to $75.9 million for the quarter from $71.3 million from the comparable prior-year quarter.  The increase in same-facility net revenue was driven by a 2.9% increase in census and a 3.5% increase in rates.

•
Adjusted pro forma revenue increased $4.5 million, or 6.1%, to $78.8 million for the quarter from $74.3 million from the comparable prior-year quarter.  Adjusted pro forma EBITDA increased $0.8 million, or 3.3%, to $25.1 million for the quarter from $24.3 million from the comparable prior-year quarter.

•
Our recovery division incurred an increase of $5.1 million in operating expenses.  Recovery division, same-facility increase in operating expenses was $3.5 million, or 7.5%, acquisition-related increase was $1.0 million, and startup related increases were $0.6 million.

 Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

•
Net revenue increased $13.5 million, or 9.5%, to $156.0 million for the six months ended June 30, 2008 from $142.5 million from the comparable period.  Same–facility net revenue increased $9.3 million, or 6.6%, to $150.4 million for the six months from $141.1 million from the comparable prior-year period.  The increase in same-facility net revenue was driven by a 3.1% increase in census and a 3.4% increase in rates.

•
Adjusted pro forma revenue increased $9.5 million, or 6.5%, to $156.0 million for the six months ended June 30, 2008 from $146.5 million from the comparable period in the prior year.  Adjusted pro forma EBITDA increased $1.3 million, or 2.7%, to $48.3 million for the six months from $47.0 million from the comparable prior-year period.

•
Our recovery division incurred an increase of $10.9 million, or 10.7%, in operating expenses.  Recovery division, same-facility increase in operating expenses was $8.0 million, or 9.1%, and acquisition-related increase was $2.1 million while startups and divisional administrative costs contributed $0.8 million in operating expenses.

Youth Division:

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

•
Net revenue decreased $2.3 million, or 6.0%, to $36.2 million for the quarter from $38.5 million from the comparable prior-year quarter.  Same–facility net revenue decreased $3.9 million, or 10.3%, to $34.4 million for the quarter from $38.3 million from the comparable prior-year quarter.  The decrease in same-facility net revenue was driven by a 15.0% decrease in census partially offset by a 5.6% increase in rates.  The decrease in census was significantly impacted by a single therapeutic boarding school that experienced a significant increase in student graduations during the second half of 2007 and has yet to recover the lost census.  Excluding the impact of this one program, same facility census declined 6.3% across the rest of the youth programs.

•	Our youth division incurred a decrease of $0.6 million in operating expense, or 1.8%, mostly related to decreases in census.

•
Adjusted pro forma revenue decreased $2.8 million, or 7.2%, to $36.2 million for the quarter from $39.0 million from the comparable prior-year quarter.  Adjusted pro forma EBITDA decreased $2.6 million, or 36.9%, to $4.4 million for the quarter from $7.0 million from the comparable prior-year quarter.  Excluding the impact of the aforementioned therapeutic boarding school, the decrease in adjusted pro forma EBITDA was $1.0 million, or 16.9%.

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

•
Net revenue decreased $3.4 million, or 4.8%, to $69.1 million for the six months ended June 30, 2008 from $72.5 million from the comparable prior-year period.  Same–facility net revenue decreased $8.2 million, or 11.1%, to $66.1 million for the six months from $74.3 million from the comparable prior-year period.  The decrease in same-facility net revenue was driven by a 16.1% decrease in census partially offset by a 5.9% increase in rates.  The decrease in census was significantly impacted by a single therapeutic boarding school that experienced a significant increase in student graduations during the second half of 2007 and has yet to recover the lost census.  Excluding the impact of this one program, same facility census declined 6.8% across the rest of the youth programs.

•
Adjusted pro forma revenue decreased $6.0 million, or 7.6%, to $69.1 million for the six months from $75.1 million from the comparable period in the prior year.  Adjusted pro forma EBITDA decreased $6.5 million, or 50.0%, to $6.5 million for the six months from $13.0 million from the comparable period in the prior year.  Excluding the impact of the aforementioned therapeutic boarding school, the decrease in adjusted pro forma EBITDA was $3.2 million, or 29.8%.

•	Our youth division incurred an operating expense decrease of $0.2 million, or 0.3% reflecting lower costs related to decreases in census.

Corporate/Other:

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

•
Net revenue increased $2.1 million, or 40.0%, to $7.3 million for the quarter from $5.2 million from the comparable prior-year quarter. Operating expenses increased $3.1 million or 66.2% in our healthy living division and $0.4 million or 6.0% in corp/other.

•
Adjusted pro forma revenue increased $0.3 million, or 4.5%, to $7.3 million for the quarter from $7.0 million from the comparable prior-year quarter.  Adjusted pro forma EBITDA decreased $1.2 million, or 35.5%, to a loss of $4.4 million for the quarter from a loss of $3.3 million from the comparable prior-year quarter.  The increase in the loss is attributable to increases in start-up losses in both eating disorder and weight management programs, increased operating expenses associated with the growth in our adolescent weight management summer camps, and increases in corporate administrative expenses.

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

•
Net revenue increased $4.5 million, or 50.7%, to $13.3 million for the six months ended June 30, 2008 from $8.8 million from the comparable prior-year period.  Operating expenses increased $6.3 million or 76.8%  in our healthy living division and $1.1 million or 8.9% in corp/other.

•
Adjusted pro forma revenue increased $1.0 million, or 8.2%, to $13.3 million for the six months from $12.2 million from the comparable period in the prior year.  Adjusted pro forma EBITDA decreased $2.5 million, or 36.0%, to a loss of $9.3 million for the six months from a loss of $6.9 million from the comparable period in the prior year.  The increase in the loss is attributable to increases in start-up losses in both eating disorder and weight management programs, increased operating expenses associated with the growth in our adolescent weight management summer camps, and increases in corporate administrative expenses.

The unaudited adjusted pro forma EBITDA for the periods presented gives effect to all acquisitions in 2007 as if they had occurred on January 1, 2007.  The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable.  The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions in 2007 occurred at any date, nor does such information purport to project the results of operations for any future period.

Net income as a percentage of consolidated net revenue for the three months ended June 30, 2008 was 3.1% compared to 2.5% for the same period in 2007. For the six months ended June 30, 2008, net income as a percentage of consolidated net revenue was 1.0% compared to 1.3% for the comparable period in 2007. The decrease in net income percentage was primarily due to increased operating expenses of acquisitions made in the quarter ended September 30, 2007.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of EBITDA, as well as adjusted pro forma EBITDA.  Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10¾% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date.  CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JUNE 30, 2008 AND DECEMBER 31, 2007
(In thousands, except share amounts)

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,369	$5,118
Accounts receivable, net of allowance for doubtful accounts of $5,725 in 2008 and $6,901 in 2007	31,630	31,910
Prepaid expenses	8,113	7,544
Other current assets	1,673	2,120
Income taxes receivable	—	193
Deferred income taxes	6,599	6,599
Total current assets	58,384	53,484
PROPERTY AND EQUIPMENT—Net	128,132	122,937
GOODWILL	731,396	730,684
INTANGIBLE ASSETS—Net	386,206	390,388
OTHER ASSETS	22,818	24,798
TOTAL ASSETS	$1,326,936	$1,322,291
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,702	$7,014
Accrued liabilities	39,040	37,582
Current portion of long-term debt	39,476	35,603
Other current liabilities	31,550	29,824
Total current liabilities	116,768	110,023
LONG-TERM DEBT—Less current portion	609,829	612,764
OTHER LIABILITIES	5,856	7,514
DEFERRED INCOME TAXES	144,838	145,867
Total liabilities	877,291	876,168
COMMITMENTS AND CONTINGENCIES (Note 11)
MINORITY INTEREST	17	374
STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value—1,000 shares authorized; 1,000 shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Additional paid-in capital	440,606	438,608
Retained earnings	9,374	7,141
Accumulated other comprehensive income	(352)	—
Total stockholder’s equity	449,628	445,749
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,326,936	$1,322,291

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(In thousands)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
NET REVENUE:
Net client service revenue	$120,284	$114,384	$234,368	$220,866
Other revenue	2,008	1,409	3,979	2,857
Total net revenue	122,292	115,793	238,347	223,723
OPERATING EXPENSES:
Salaries and benefits	61,288	56,380	122,530	111,688
Supplies, facilities and other operating costs	36,058	33,384	70,654	64,161
Provision for doubtful accounts	1,641	1,525	3,295	3,028
Depreciation and amortization	5,840	5,621	11,414	10,913
Total operating expenses	104,827	96,910	207,893	189,790
INCOME FROM OPERATIONS	17,465	18,883	30,454	33,933
INTEREST EXPENSE, NET	(12,505)	(14,813)	(27,022)	(29,802)
OTHER INCOME (EXPENSE)	1,585	766	(33)	458
INCOME BEFORE INCOME TAXES	6,545	4,836	3,399	4,589
INCOME TAX EXPENSE	2,842	1,974	1,523	1,873
MINORITY INTEREST IN LOSS OF SUBSIDIARIES	(54)	(52)	(357)	(152)
NET INCOME	$3,757	$2,914	$2,233	$2,868

Reconciliation of GAAP "Cash Flows Provided By Operating Activities" to non-GAAP "EBITDA" from continuing operations and Reconciliation of non-GAAP "EBITDA" from continuing operations to GAAP "Net Income"
(In thousands) (unaudited)
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Cash flows provided by operating activities	$26,880	$20,732	$20,831	$20,976
Amortization of debt discount and other financing costs	(1,124)	(1,153)	(2,225)	(2,248)
Stock-based compensation	(1,065)	(1,055)	(2,303)	(2,143)
Deferred income taxes	512	428	1,029	870
Net effect of changes in non-current net assets	(468)	(212)	78	(410)
Net effect of working capital changes	(15,138)	(10,205)	(3,763)	(3,264)
Interest expense, net	12,505	14,813	27,022	29,802
Income tax expense	2,842	1,974	1,523	1,873

EBITDA from continuing operations	24,944	25,322	42,192	45,456
Interest expense, net	(12,505)	(14,813)	(27,022)	(29,802)
Income tax expense	(2,842)	(1,974)	(1,523)	(1,873)
Depreciation and amortization	(5,840)	(5,621)	(11,414)	(10,913)
Net income	$3,757	$2,914	$2,233	$2,868

Reconciliation of non-GAAP "EBITDA from continuing operations" to non-GAAP "Adjusted pro forma EBITDA"
(In thousands) (unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

EBITDA from continuing operations	$24,944	$25,322	$42,192	$45,456

Pre-acquisition Adjusted EBITDA from other acquisitions in 2007	-	1,433	-	2,426
Unrecognized profit on deferred revenue	-	489	-	2,588
Stock-based compensation expense	1,065	1,055	2,303	2,143
Additional stock based compensation	(6)	-	-	-
(Gain) loss on interest rate swap	(1,585)	(768)	33	(462)
Loss (gain) on fixed asset disposal	45	-	(1)	(10)
Management fees to Sponsor	555	532	1,101	1,032
Write-off of cancelled acquisitions	38	-	124	-
Minority interest in loss of subsidiaries	(54)	(52)	(357)	(152)
Franchise taxes	44	-	88	145
Write-off of miscellaneous accounts (non-cash)	8	(4)	8	43
Adjusted Pro forma EBITDA	$25,054	$28,007	$45,491	$53,209

CRC Health Corporation Selected Statistics	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Recovery Division:
Number of inpatient facilities - end of period	28	25
Number of outpatient facilities - end of period	15	14
Number of comprehensive treatment clinics (CTC) - end of period	63	60
Available beds - end of period	1,527	1,448
Patient Days - Inpatient	277,900	259,876
Occupancy rate	81.1%	83.8%
Net revenue per patient day - inpatient	$366.71	$353.23
Patient Days - CTC	4,709,050	4,507,729
Net revenue per patient day - CTC	$11.48	$11.20

Youth Division:
Number of facilities - end of period	29	28
Patient days	233,191	273,098
Net revenue per patient day	$296.24	$274.83

Healthy Living Division:
Number of facilities - end of period	17	12
Patient days	42,163	28,167
Net revenue per patient day	$309.94	$303.44

Conference Call

CRC will host a conference call, open to all interested parties, on Thursday, August 14, 2008 beginning at 9:15 AM Pacific Daylight Time (12:15 PM Eastern Daylight Time).  The number to call within the United States is (800) 740-6142.  Participants outside the United States should call (913) 312-1403.  The conference ID is 8279047. A replay of the conference call will be available starting three hours after the completion of the call until 9:59 PM Pacific Daylight Time Thursday, August 21, 2008.  The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 8279047.

Forward-Looking Statements

This press release includes or may include "forward-looking statements." All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC's services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC's services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC's outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC's ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC's management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC's debt documents.

Contact:
CRC Health Corporation
Kevin Hogge, 877-637-6237
Chief Financial Officer